COLE NATIONAL CORPORATION

Amendment No. 1 to the Amended and Restated
Nonqualified Stock Option Plan for Nonemployee Directors

          WHEREAS, the Board of Directors (the “Board”) of Cole National Corporation (the “Corporation”) has determined that it is in the best interests of the Corporation to amend the Cole National Corporation Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors (the “Plan”);

          NOW THEREFORE, the Plan is hereby amended as follows:

          1.     The definition of  “Nonemployee Director” set forth in Section 2 of the Plan is hereby amended and restated to read in its entirety as follows:

          ““Nonemployee Director” means a member of the Board who is not an employee of the Corporation, any Subsidiary, or any person or entity beneficially owning more than 10 percent of the Common Stock or having a contractual right to designate a nominee for director.”

          2.     Section 2 of the Plan is hereby amended to include the following definition, to be inserted after the definition of “Pre-Existing Options”:

          ““Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as the case may be in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interests representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directory or indirectly, by the Corporation.

          3.      This Amendment shall be deemed effective as of November 28, 2001.

          4.     Except as expressly set forth in this Amendment No. 1, the Plan remains unchanged and continues in full force and effect.

     This Amendment No. 1 to the Cole National Corporation Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors has been executed at Cleveland, Ohio.

COLE NATIONAL CORPORATION

/s/ Jeffrey A. Cole Name: Title: